Exhibit 10.1
CONTINUING GUARANTY
Lease/Loan Customer Name: RENEGY, LLC
1.
For valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”) unconditionally guarantees to Chase Equipment Leasing Inc. (“Leasing Company”) the full and prompt payment and performance by the Lease/Loan Customer identified above (“Customer”) of all Obligations when due, whether at stated maturity, by acceleration, or otherwise. It is Guarantor’s express intention that this Guaranty, in addition to covering all present Obligations of Customer to Leasing Company, shall extend to all future Obligations of Customer to Leasing Company, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or are re-incurred, and whether or not such Obligations are specifically contemplated by Guarantor, Customer, and Leasing Company as of the date hereof. Any payment owed by Guarantor under the terms of this Guaranty shall be payable in lawful money of the United States of America. As used herein, the term “Obligations” means any and all sums, indebtedness, obligations and liabilities of whatsoever nature, due or to become due, direct or indirect, absolute or contingent, joint or several, now or hereafter at any time owed or contracted by Customer to Leasing Company and whether owing by Customer alone or with one or more other customers, persons or other parties, and all costs and expenses of, and incidental to, collection of any of the foregoing, including reasonable attorneys’ fees.

2.
This is an absolute and unconditional guarantee of payment and not a guarantee of collection. Leasing Company shall not be required, as a condition of the liability of Guarantor, to resort to, enforce or exhaust any of its remedies against the Customer or any other party who may be liable for payment on any of the Obligations or to resort to, marshal, enforce or exhaust any of its remedies against any leased property or any property given or held as security for this Guaranty or any of the Obligations.

3.
Guarantor hereby waives and grants to Leasing Company, without notice to Guarantor and without in anyway affecting Guarantor’s liability, the right at any time and from time to time, to extend other and additional credit, leases, loans or financial accommodations to Customer apart from the Obligations, to deal in any manner as it shall see fit with any of the Obligations and with any leased property or security for any of the Obligations, including, but not limited to, (i) accepting partial payments on account of any of the Obligations, (ii) granting extensions or renewals of all, or any part of, the Obligations, (iii) releasing, surrendering, exchanging, dealing with, abstaining from taking, taking, abstaining from perfecting, perfecting, or accepting substitutes for any or all leased property or security which it holds or may hold for any of the Obligations, (iv) modifying, waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in any of the Obligations, and (v) the addition or release of any other party or person liable hereon, liable on the Obligations or liable on any other guaranty executed to guarantee any of the Obligations. Guarantor hereby agrees that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between Leasing Company and Customer shall be binding upon Guarantor. No postponement or delay on the part of Leasing Company in the enforcement of any right hereunder shall constitute a waiver of such right.

4.
Every right, power and discretion herein granted to Leasing Company shall be for the benefit of the successors or assigns of Leasing Company and of any transferee or assignee of any of the Obligations covered by this Guaranty. In the event any of the Obligations shall be transferred or assigned, every reference herein to Leasing Company shall be construed to mean, as to such Obligations, the transferee or assignee thereof. This Guaranty shall be binding upon each of the Guarantor’s executors, administrators, heirs, successors, and assigns.

5.
Leasing Company may continue to make loans or extend credit to Customer based on this Guaranty until termination of this Guaranty as provided herein, regardless of whether at any time or from time to time there are no existing Obligations or commitment by Leasing Company to make advances or other financial accommodations for Customer. Customer may terminate this Guaranty by sending written notice of such termination to Leasing Company. Such termination shall only be effective upon Guarantor’s receipt of written acknowledgment from Leasing Company that it has received Guarantor’s notice of such termination, which acknowledgment Leasing Company agrees to provide promptly upon receipt of Guarantor’s notice of termination. If terminated, Guarantor will continue to be liable to Leasing Company for any Obligations in existence, created, assumed or committed to at the time the termination becomes effective, and all subsequent renewals, extensions, modifications and amendments of the Obligations. Guarantor expressly waives notice of the incurring by Customer of any and all Obligations to Leasing Company. Guarantor also waives presentment, demand of payment, protest, notice of dishonor or nonpayment of or nonperformance of any and all Obligations.

6.
Until Customer and Guarantor have fully performed all of their obligations to Leasing Company (including, without limitation, payment in full in cash of all Obligations), Guarantor hereby waives any claims or rights which Guarantor might now have or hereafter acquire against Customer or any other person primarily or contingently liable on any of the Obligations, which claims or rights arise from the existence or performance of Guarantor’s obligations under this Guaranty or any other guaranty or under any instrument or agreement with respect to any leased property or any property constituting collateral or security for this Guaranty or any other guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Leasing Company or any other creditor which Guarantor now has or hereafter acquires, whether such claim or right arises in equity, under contract or statute, at common law, or otherwise.

7.
Leasing Company’s rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Leasing Company upon the bankruptcy, insolvency or reorganization of Customer, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

8.
Guarantor shall pay to Leasing Company all costs and expenses, including reasonable attorneys’ fees, incurred by Leasing Company in the enforcement or attempted enforcement of this Guaranty, whether or not suit is filed in connection therewith, or in the exercise by Leasing Company of any right, privilege, power or remedy conferred by this Guaranty.

9.
Guarantor agrees that: (a) Guarantor shall not liquidate, dissolve, or suspend its business; and (b) Guarantor shall not sell, transfer, or otherwise dispose of all, or a majority of, its assets, except that Guarantor may sell Guarantor’s inventory in the ordinary course of Guarantor’s business. If Guarantor is not an individual, then (i) there shall be no transfer of more than a 25% ownership interest in Guarantor by shareholders, partners, members or proprietors thereof in any calendar year without Leasing Company’s prior written consent; and (ii) Guarantor shall not enter into any merger, consolidation or similar reorganization unless such Guarantor is the surviving entity.

10.
If Guarantor is an individual, Guarantor agrees to furnish the following to Leasing Company as long as any the Obligations remains unpaid or any credit is available to Customer under any of the Obligations: (a) annual financial statements setting forth the financial condition of Guarantor in form and providing such information as required by Leasing Company within 90 days of the end of each calendar year; (b) signed copy of the annual tax return(s), with all schedules and exhibits attached thereto, of Guarantor within 15 days after timely filing; and (c) such other financial information as Leasing Company may from time to time request. If Guarantor is not an individual, then Guarantor agrees to furnish the following to Leasing Company as long as any the Obligations remains unpaid or any credit is available to Customer under any of the Obligations: (a) annual audited financial statements setting forth the financial condition and results of operation of Guarantor (financial statements shall include balance sheet, income statement, statement of cash flows, and all notes thereto) within 90 days of the end of each fiscal year of Guarantor; (b) quarterly financial statements setting forth the financial condition and results of operation of Guarantor within 45 days of the end of each of the first three fiscal quarters of Guarantor; and (c) such other financial information as Leasing Company may from time to time request including, without limitation, financial reports filed by Guarantor with federal or state regulatory agencies. All financial statements shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied, Guarantor will promptly notify Leasing Company in writing with full details if any event occurs or any condition exists which might materially and adversely affect the financial condition of Guarantor or any affiliate of Guarantor. Guarantor will promptly notify Leasing Company in writing of the commencement of any litigation to which Guarantor or any of its affiliates may be a party (except for litigation in which Guarantor’s or the affiliate’s contingent liability is fully covered by insurance) which, if decided adversely to Guarantor materially adversely affect the financial condition of Guarantor. Guarantor will immediately notify Leasing Company, in writing, of any judgment against Guarantor if such judgment would have the effect described in the preceding sentence. Notwithstanding the above requirements, if any Affiliate Credit Agreement exists, the financial reporting requirements of Guarantor under such Affiliate Credit Agreement shall remain fully applicable to Guarantor, and shall replace the financial reporting requirements set forth above, Guarantor agrees that any affiliate of JPMorgan Chase & Co, that receives any financial reports under any Affiliate Credit Agreement is hereby authorized to deliver complete copies of all such financial reports and related compliance certificates to Leasing Company in satisfaction of Guarantor’s obligation to deliver such information to Leasing Company. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated and if no other Affiliate Credit Agreement remains in effect as to Guarantor, then, automatically and without any action by Leasing Company or any other party, all financial reporting requirements which are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Guaranty by reference, and shall be made a part of this Guaranty, “Affiliate Credit Agreement” means any loan, credit agreement, extension of credit, lease, or guaranty applicable to Guarantor or by which Guarantor is bound and in which Leasing Company or any subsidiary (direct or indirect) of JPMorgan Chase & Co, (or its successors or assigns) is the lender, creditor or lessor.

11.
If Guarantor is a trust, Guarantor represents and warrants that: (a) it is a duly constituted and validly existing trust; (b) the Guarantor has delivered to the Leasing Company a true, complete and accurate copy of the trust agreement pursuant to which it has been organized and all amendments and modifications thereto; and (c) the trustees of the Guarantor signing this Guaranty have the legal capacity and full power and authority to execute, deliver, and perform their obligations under, and to bind the Guarantor to perform its obligations under, this Guaranty, and to execute and deliver any and all documents and instruments in connection herewith.

12.
If there is more than one Guarantor, the obligations under this Guaranty are joint and several. In addition, each Guarantor under this Guaranty shall be jointly and severally liable with any other guarantor of the Obligations. If Leasing Company elects to enforce its rights against fewer than all guarantors of the Obligations, that election does not release the Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or Customer shall not serve to waive, alter release the Guarantor’s obligations. The failure of any person or entity to sign this Guaranty shall not discharge the liability of any other Guarantor. Each Guarantor shall provide its own financial statements according to the terms of the foregoing section.

13.
Guarantor represents and warrants that Guarantor has relied exclusively on Guarantor’s own independent investigation of Customer, the leased property and the collateral for Guarantor’s decision to guarantee Customer’s Obligations now existing or thereafter arising. Guarantor agrees that Guarantor has sufficient knowledge of the Customer, the leased property, and the collateral to make an informed decision about this Guaranty, and that Leasing Company has no duty or obligation to disclose any information in its possession or control about Customer, the leased property, and the collateral to Guarantor, Guarantor warrants to Leasing Company that Guarantor has adequate means to obtain from Customer on a continuing basis information concerning the financial condition of Customer and that Guarantor is not relying on Leasing Company to provide such information either now or in the future. This Guaranty remains fully enforceable irrespective of any claim, defense or counterclaim which Customer mayor could assert on any of the Obligations including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, fraud, bankruptcy, accord and satisfaction, and usury, same of which Guarantor hereby waives along with any standing by Guarantor to assert any said claim, defense or counterclaim.

14.
This Guaranty contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Guaranty is not intended to replace or supersede any other guaranty which Guarantor has entered into or may enter into in the future. Any Guarantor may enter into additional guaranties in the future, and such guaranties are not intended to replace or supersede this Guaranty unless specifically provided in that additional guaranty. The interpretation, construction and validity of this Guaranty shall be governed by the laws of the State of Ohio without reference to conflict of laws. With respect to any action brought by Leasing Company against Guarantor to enforce any term of this Guaranty, Guarantor hereby irrevocably consents to the jurisdiction and venue of any state or federal court in Ohio, where Leasing Company has its principal place of business and where payments are to be made by Customer and Guarantor.

ALL PARTIES TO THIS GUARANTY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANYWAY RELATED TO THIS GUARANTY.
RENEGY HOLDINGS, INC.
(Guarantor)
By: /s/ Robert M. Worsley
Title: President/CEO
Taxpayer ID: 20-8987239
Date of Guaranty: March 17, 2008
Witness: /s/ Terrie Carll